MANAGED PORTFOLIO SERIES

SHAREHOLDER SERVICING PLAN

WHEREAS: Managed Portfolio Series (the “Trust”) is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the “Act”); and

WHEREAS, the Trust desires to adopt a Shareholder Servicing Plan (the “Plan”) on behalf of the classes of shares for the series of the Trust listed on Schedule A, as may be amended from time to time (each, a “Fund”), and the Board of Trustees (the “Board”) has determined that there is a reasonable likelihood that adoption of the Plan will benefit each class of the Fund listed in Appendix A and its shareholders; and

WHEREAS, the shareholder servicing agent for each applicable Fund is listed in Appendix A and shall serve as shareholder servicing agent for the Fund (the “Agent”);

NOW THEREFORE, the Fund hereby adopts the Plan on behalf of each class of the Fund listed in Schedule A on the following terms and conditions:

1. Each class of the Fund listed on Schedule A will pay the Agent, as set forth in Paragraph 3, for providing or for arranging for the provision of non-distribution personal shareholder services provided by the Agent or by securities broker-dealers and other securities professionals (“Service Organizations”) to beneficial owners of the Fund (“Clients”), including but not limited to shareholder servicing provided by the Agent at facilities dedicated to the Fund, provided that such shareholder servicing is not duplicative of the servicing otherwise provided on behalf of the Fund.

2. Such services may include, but are not limited to, (a) establishing and maintaining accounts and records relating to Clients who invest in shares of the Fund; (b) aggregating and processing orders involving the sale of shares; (c) processing dividend and other distribution payments from the Fund on behalf of Clients; (d) providing information to Clients as to their ownership of Fund shares or about other aspects of the operations of the Fund; (e) preparing tax reports or forms on behalf of Clients; (f) forwarding communications from the Fund to Clients; (g) assisting Clients in changing the Fund’s records as to their addresses, dividend options, account registrations or other data; (h) providing sub-accounting with respect to shares beneficially owned by shareholders, or the information to the Fund necessary for sub-accounting; (i) responding to shareholder inquiries relating to the services performed; (j) providing shareholders with a service that invests the assets of their accounts in shares pursuant to specific or pre-authorized instructions; and (k) providing such other similar services as the Agent may reasonably request to the extent the Service Organization is permitted to do so under applicable statutes, rules or regulations.

3. Each class of the Fund listed on Schedule A shall pay the Agent, for its services, an annual rate of the average daily net assets of the Fund as indicated on Schedule A.  The payments shall be calculated monthly.  The Fund may make such payments monthly, and payments to the Agent may exceed the amount expended by the Agent during the month or the year to date.  In the event that payments to the Agent during a fiscal year exceed the amounts expended (or accrued, in the case of payments to Service Organizations) during a fiscal year, the Agent will promptly refund to the Fund any such excess amount.  Payments to the Agent may be discontinued, or the rate amended, at any time by the Board, in its sole discretion.  The Agent may make final and binding decisions as to all matters relating to payments to Service Organizations, including but not limited to (a) the identity of Service Organizations; and (b) what Shares, if any, are to be attributed to a particular Service Organization, to a different Service Organization or to no Service Organization.

4. While this Plan is in effect, the Agent shall report in writing at least quarterly to the Board, and the Board shall review, the amounts expended under this Plan and the purposes for which such expenditures were made.

5. This Plan shall be effective with respect to each Fund listed on Schedule A (or each class of the Fund added to Schedule A from time to time): (a) on the date upon which it is approved for such Fund or class by vote of the Board, cast in person at a meeting called for the purpose of voting on the approval of the Plan for such class; or (b) on the date the class commences operations, if such date is later.

6. This Plan shall, unless terminated as hereinafter provided, continue in effect for two years from the date hereof, and from year to year thereafter only so long as such continuance is specifically approved at least annually with respect to a class or classes of shares of the Fund, by the Board cast in person at a meeting called for the purpose of voting on such continuance.  This Plan may be terminated or amended, with respect to a class or classes of shares of the Fund, at any time by a vote of the Board or by the vote of the holders of a “majority” (as defined in the Act) of the outstanding voting securities of the Fund.

(Originally adopted April 6, 2011; last revised August 16, 2017)

SCHEDULE A
SHAREHOLDER SERVICING PLAN

Series of Managed Portfolio Series	Maximum Shareholder Servicing Fee as a Percentage of Average Daily Net Assets	Shareholder Servicing Agent

Coho Relative Value Equity Fund		Coho Partners, Ltd.
Advisor Class Shares	0.15%

Friess Small Cap Growth Fund		Friess Associates, LLC
Institutional Class Shares	0.15%
Investor Class Shares	0.15%

Jackson Square All-Cap Growth Fund		Jackson Square Partners, LLC
Institutional Class Shares	0.10%
Investor Class Shares	0.10%

Jackson Square Global Growth Fund		Jackson Square Partners, LLC
Institutional Class Shares	0.10%
Investor Class Shares	0.10%

Jackson Square Select 20 Growth Fund		Jackson Square Partners, LLC
Institutional Class Shares	0.10%
Investor Class Shares	0.10%

Jackson Square SMID-Cap Growth Fund		Jackson Square Partners, LLC
Institutional Class Shares	0.10%
Investor Class Shares	0.10%

Jackson Square Large-Cap Growth Fund		Jackson Square Partners, LLC
Institutional Class Shares	0.10%
Investor Class Shares	0.10%

Nuance Concentrated Value Fund		Nuance Investments, LLC
Institutional Class Shares	0.15%
Investor Class Shares	0.15%

Nuance Concentrated Value Long-Short Fund		Nuance Investments, LLC
Institutional Class Shares	0.15%
Investor Class Shares	0.15%

Nuance Mid Cap Value Fund		Nuance Investments, LLC
Institutional Class Shares	0.15%
Investor Class Shares	0.15%

Port Street Quality Growth Fund		Port Street Investments, LLC
Institutional Class Shares	0.10%

Reinhart Genesis PMV Fund
Advisor Class Shares	0.15%	Reinhart Partners, Inc.
Investor Class Shares	0.15%

Reinhart Mid Cap PMV Fund
Advisor Class Shares	0.15%	Reinhart Partners, Inc.
Investor Class Shares	0.15%

TorrayResolute Small/Mid Cap Growth Fund		Torray, LLC
Institutional Class Shares	0.15%
Investor Class Shares	0.15%

Tortoise VIP MLP & Pipeline Portfolio		Tortoise Capital Advisors, L.L.C.
Class II Shares	0.15%